Exhibit 10.1

LEASE AGREEMENT

BY AND BETWEEN

4602 NORTH ARMENIA AVE, LLC

a Florida limited liability company

AS LANDLORD

and

INVO CENTERS LLC

a Delaware limited liability company

AS TENANT

May 23, 2022

TABLE OF CONTENTS

DEMISE	3
PREMISES	3
TERM	4
RENT	5
UTILITIES AND SERVICES	10
LATE CHARGE	12
SECURITY DEPOSIT AND GUARANTY	12
POSSESSION	12
USE OF PREMISES	13
SURRENDER	15
ALTERATIONS AND ADDITIONS	15
MAINTENANCE AND REPAIRS OF PREMISES	17
LANDLORD’S INSURANCE	18
TENANT’S INSURANCE	18
INDEMNIFICATION	19
SUBROGATION	20
SIGNS	20
FREE FROM LIENS	20
ENTRY BY LANDLORD	21
DESTRUCTION AND DAMAGE	22
CONDEMNATION	23
ASSIGNMENT AND SUBLETTING	24
TENANT’S DEFAULT	27
LANDLORD’S REMEDIES	28
LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS	30
ATTORNEY’S FEES	30
TAXES	31
EFFECT OF CONVEYANCE	31
TENANT’S ESTOPPEL CERTIFICATE	31
SUBORDINATION	32
ENVIRONMENTAL COVENANTS	32
NOTICES	33
WAIVER	34
HOLDING OVER	34
SUCCESSORS AND ASSIGNS	34
TIME	34
BROKERS	34
LIMITATION OF LIABILITY	35
FINANCIAL STATEMENTS	35

2

RULES AND REGULATIONS	35
MORTGAGEE PROTECTION	35
INTENTIONALLY OMITTED	36
ENTIRE AGREEMENT	37
INTEREST	37
GOVERNING LAW; CONSTRUCTION	37
REPRESENTATIONS AND WARRANTIES OF TENANT	38
NAME OF BUILDING	38
SECURITY	38
JURY TRIAL WAIVER	38
RECORDATION	39
RIGHT TO LEASE	39
FORCE MAJEURE	39
ACCEPTANCE	39
RADON DISCLOSURE	39
SECURITY INTEREST	39
WAIVERS BY TENANT	40
PATRIOT ACT REPRESENTATIONS	41
RENEWAL OPTION (WITH FMV RENT)	41
RIGHT OF FIRST OFFER	42

INDEX OF EXHIBITS

EXHIBIT A	Diagram of the Premises
EXHIBIT B	Work Letter - Tenant Improvements
EXHIBIT C	Commencement and Expiration Date Memorandum
EXHIBIT D	Rules and Regulations
EXHIBIT E	Lender Approved Estoppel

3

LEASE AGREEMENT

BASIC LEASE INFORMATION

Lease Date:	May 23, 2022

Landlord:	4602 North Armenia Ave, LLC
a Florida limited liability company

Landlord’s Notice Address:	4602 North Armenia Ave, LLC
c/o Xenia Management Corp.
2340 Drew Street, Suite 300
Clearwater, Florida 33765-3310

Tenant:	INVO Centers LLC
a Delaware limited liability company

Tenant’s Address:	Before Occupancy:
5582 Broadcast Court
Sarasota, FL 34240

After Occupancy:
5582 Broadcast Court
Sarasota, FL 34240

with a copy to:

4602 North Armenia Avenue, Suite 200
Tampa, FL 33603

All notices sent to Tenant under this Lease shall be sent to the above addresses.

Payment Address:	2340 Drew Street, Suite 300
Clearwater, Florida 3765-3310

Premises Square Footage:	Approximately 5,165 rentable square feet, to be adjusted upon completion of the Tenant Improvements and measured in accordance with current Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017) standards

Premises Address:	4602 North Armenia Avenue, Suite 200
Tampa, Florida 33603

Building:	4602 North Armenia, together with the land on which the Building is situated and all Common Areas

Tenant’s Proportionate
Share:	Rentable area in the Premises (5,165 square feet) divided by the rentable area in the Building (29,152 square feet) which equals 17.7% - as adjusted to actual Premises square footage upon confirmation thereof or as otherwise provided for in the Lease

1

Length of Term:	One hundred twenty-four (124) months and any exercised renewal options

Renewal Option(s):	Two (2) five (5) year options to renew

Estimated
Commencement Date:	December 1, 2022

Estimated
Expiration Date:	March 31, 2033

Base Rent:	to be recalculated upon confirmation of Premises square footage following completion of the Tenant Improvements

Months	PSF	Per Month	Per Year
1-4	$0.00	$0.00	$0.00
5-12	$27.00	$11,621.25	$92,970.00
13-24	$27.68	$11,911.78	$142,941.36
25-36	$28.37	$12,209.58	$146,514.96
37-48	$29.08	$12,514.82	$150,177.84
49-60	$29.80	$12,827.69	$153,932.28
61-72	$30.55	$13,148.38	$157,780.56
73 - 84	$31.31	$13,477.09	$161,725.08
85-96	$32.09	$13,814.01	$165,768.12
97-108	$32.90	$14,159.36	$169,912.32
109-120	$33.72	$14,513.35	$174,160.20
121-124	$34.56	$14,876.18	$59,504.72

Prepaid Base Rent:	$0.00

Prepaid Additional Rent:	$0.00

Base Year:	2023

Security Deposit:	$0.00 – none required

Guarantor:	Not Applicable

Permitted Use:	Medical and general office use

Reserved Parking Spaces:	None

Unreserved Parking
Spaces:	Twenty (20) non-exclusive and undesignated parking spaces

Broker(s):	Tenant’s Broker – Cushman & Wakefield of Florida (Brian Breeding)
Landlord’s Broker – Cushman & Wakefield of Florida (Angela Odell)

2

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the “Lease”.

1.	DEMISE

In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2.	PREMISES

The Premises demised by this Lease is located in that certain building (the “Building”) specified in the Basic Lease Information. The Premises has the address and contains the square footage specified in the Basic Lease Information; provided, however, that any statement of square footage set forth in this Lease, or that may have been used in calculating any of the economic terms hereof, is an approximation which Landlord and Tenant agree to confirm upon completion of the Tenant Improvements. The location and dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that with respect to the Building’s parking areas (the “Parking Areas”), Tenant shall have only the rights, if any, set forth in Paragraph 44 below. For purposes of this Lease, the term “Common Areas” shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Building that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Building and their respective employees, guests and invitees.

Tenant understands and agrees that the Premises shall be leased by Tenant in its as-is condition without any improvements or alterations by Landlord, except for any maintenance requirements expressly agreed to by Landlord in this Lease, and any improvements or alterations in the tenant improvement work agreement attached hereto, as Exhibit B. If Landlord has agreed to make any such improvements or alterations, then the Premises demised by this Lease shall include any Tenant Improvements (as that term is defined in the aforesaid tenant improvement work agreement) to be constructed by Landlord within the interior of the Premises. Landlord shall construct any Tenant Improvements on the terms and conditions set forth in Exhibit B. Landlord and Tenant agree to and shall be bound by the terms and conditions of Exhibit B.

Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas and/or the Building, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways, provided that the utility and functioning of the Premises is not adversely impacted and the number of parking spaces is not reduced; (b) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom, with Tenant’s Proportionate Share being adjusted accordingly without additional actual Additional Rent on a per square foot basis charged to Tenant; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or any portion thereof, and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas and/or the Building as Landlord may, in its sole discretion, deem to be appropriate. Without limiting the foregoing, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building. In connection with any of the foregoing activities of Landlord, Landlord shall use reasonable efforts while conducting such activities to minimize any interference with Tenant’s use of the Premises.

3

No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view there from is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

3.	TERM

The term of this Lease (the “Term”) shall be for the period of months and days specified in the Basic Lease Information, commencing on the earliest to occur of the following dates (the “Commencement Date”):

(a)	The date the Tenant Improvements are Substantially Completed (as defined in the Work Letter) and Landlord tenders possession of the Premises to Tenant by written notice (email is sufficient) (“Delivery”); or

(b)	The date Tenant commences occupancy of the Premises; provided that in no event shall Tenant’s early access pursuant to Paragraph 8(a) be deemed as Tenant’s occupancy of the Premises.

In the event Delivery occurs more than two (2) months prior to the Estimated Commencement Date, Tenant may, upon written notice to Landlord, elect to defer the Commencement Date until the earlier of the two (2) months prior to the Estimated Commencement Date or the date Tenant commences occupancy of the Premises. In the event the Commencement Date, as determined pursuant to the foregoing, is a date other than the Estimated Commencement Date, then Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit C, wherein the parties shall specify the Commencement Date, the date on which the Term expires (the “Expiration Date”), the actual rentable square footage of the Premises, an updated schedule of Base Rent based on any changes to the square footage of the Premises, and the date on which Tenant is to commence paying Rent (as defined below).

(d)	Renewal Option(s). Landlord hereby grants to Tenant the right to extend the Term for two (2) successive periods of five (5) years pursuant to the terms and provisions of Paragraph 61.

4

4.	RENT

(a) Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without abatement (except for the abatement during the first (1st) four (4) months of the Term, or as otherwise expressly provided for herein), offset, rebate, credit or deduction for any reason whatsoever, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”), together with any and all applicable sales and use taxes levied upon the use and occupancy of the Premises.

Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit, Prepaid Rent (if any), and the fifth (5th) monthly installment of Base Rent specified in the Basic Lease Information to be applied toward Base Rent for the fifth (5th) month of the Term specified in the Basic Lease Information.

As used in this Lease, the term “Additional Rent” shall mean all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease.

Tenant hereby covenants and agrees to pay monthly to Landlord, as Additional Rent, any sales, use or other tax, or any imposition in lieu thereof (excluding State and/or Federal Income Tax) now or hereafter imposed upon the rents, use or occupancy by the United States of America, the State of Florida, the County in which the Premises is located, or any political subdivision thereof, notwithstanding the fact that such statutes, ordinance or enactment imposing the same may endeavor to impose the tax on Landlord. Notwithstanding any other provision of this Lease with respect to the timing of payments of Additional Rent, Tenant shall pay the taxes and/or impositions described in this paragraph monthly and together with its payments of Base Rent.

(b) Additional Rent.

(1) During the Term, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (i) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Operating Expenses (as defined below) attributable to each Computation Year (as defined below) over Base Operating Expenses (as defined below), (ii) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Insurance Expenses (as defined below) attributable to each Computation Year over Base Insurance Expenses (as defined below), (iii) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Utility Expenses (as defined below) attributable to each Computation Year over Base Utility Expenses (as defined below), and (iv) Tenant’s Proportionate Share(s) of the total dollar increase, if any, in Taxes (as defined below) attributable to each Computation Year over Base Taxes (as defined below). Notwithstanding anything to the contrary contained in this Lease, annual average cumulative increases in Tenant’s Proportionate Share of the foregoing increases, with regard to Controllable Expenses (as defined below), beginning with the first Computation Year following the Base Year shall not exceed five percent (5%) (“Controllable Cap”), subject to the following clarifications: (i) “Controllable Expenses” for purposes hereof shall exclude Utility Expenses, Taxes and any Operating Expenses imposed or established by governmental or regulatory authorities, (ii) if Controllable Expenses increase by more than the Controllable Cap in any given year, Landlord may carry over the difference to another year, so long as Controllable Expenses billed to Tenant never increase by more than the Controllable Cap on an annual average cumulative basis over the then applicable Term, and (iii) if Controllable Expenses increase by less than the Controllable Cap in any given year, Landlord may carry over the unused portion of the Controllable Cap to another year, so long as Controllable Expenses billed to Tenant never increase more than the Controllable Cap on an annual average cumulative basis over the Term.

5

(2) As used in this Lease, the following terms shall have the meanings specified:

(A) “Operating Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises and/or the Building or any part thereof, including, without limitation, all the following items:

(i) Common Area Operating Expenses. All reasonable costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including, without limitation, any Parking Areas owned by Landlord for the use of tenants, and further including, without limitation, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, including Parking Areas (including, without limitation, all costs of resurfacing and restriping Parking Areas), signs and directories on the Building, landscaping (including, without limitation, maintenance contracts and fees payable to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Building or any part thereof is a member or to which the Building or any part thereof is subject.

(ii) Parking Charges; Public Transportation Expenses. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building, and the cost of maintaining any public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord’s ownership and operation of the Building.

(iii) Maintenance and Repair Costs. Except for costs which are the responsibility of Landlord pursuant to Paragraph 13(b) below, all reasonable costs to maintain, repair, and replace the Premises and/or the Building or any part thereof and the personal property used in conjunction therewith, including without limitation, (a) all costs paid under maintenance, management and service agreements such as contracts for janitorial (Common Areas only), security and refuse removal, (b) all costs to maintain, repair and replace the roof coverings of the Building or any part thereof, (c) all costs to maintain, repair and replace the heating, ventilating, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises and/or the Building or any part thereof (collectively, the “Systems”), (d) the cost of all cleaning and janitorial services and supplies (Common Areas only), (e) the cost of window glass replacement and repair, and (f) the cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building.

(iv) Life Safety Costs. All reasonable costs to install, maintain, repair and replace all life safety systems, including, without limitation, all fire alarm systems, serving the Premises and/or the Building or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise.

(v) Management and Administration. All reasonable costs for management and administration of the Premises and/or the Building or any part thereof, including, without limitation, a property management fee, accounting, auditing, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building, whether located on the Building or off-site, payroll taxes and legal and accounting costs, fees for licenses and permits related to the ownership and operation of the Building, and office rent for the Building management office or the rental value of such office if it is located within the Building; provided that such costs do not exceed four percent (4%) of the base rent collected from all tenants of the Building.

6

(vi) Capital Improvements. The reasonable cost of capital improvements or other costs incurred in connection with the Building (a) which are intended to effect economies in the operation or maintenance of the Building, or any portion thereof, (b) that are required to comply with present or anticipated conservation programs, (c) which are replacements or modifications of structural or nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (d) that are required under any governmental law or regulation.

Notwithstanding anything in this Paragraph 4(b) to the contrary, the term “Operating Expenses” for purposes of this Paragraph 4(b)(2)(A) shall not be deemed to include: (i) Insurance Expenses, (ii) Utility Expenses, (iii) Taxes, (iv) the cost of any capital improvement to the Property other than replacements required for normal maintenance and repair; (v) the cost of repairs, restoration or other work occasioned by fire, windstorm or other insured casualty other than the amount of any deductible under any insurance policy (regardless whether the deductible is payable by Landlord in connection with a capital expenditure); (vi) expenses Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants; (vii) legal expenses incident to Landlord’s enforcement of any lease; (viii) interest or principal payments on any mortgage or other indebtedness of Landlord; or (ix) allowance or expense for depreciation or amortization.

(B) “Insurance Expenses” means the total costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Premises and/or the Building or any part thereof or interest therein, including, without limitation, premiums for “all risk” fire and extended coverage insurance, commercial general liability insurance, rent loss or abatement insurance, earthquake insurance, flood or surface water coverage, and other insurance as Landlord deems necessary in its sole discretion, and any deductibles paid under policies of any such insurance. The foregoing shall not be deemed an agreement by Landlord to carry any insurance relating to the Premises or Building, except as expressly provided in this Lease.

(C) “Utility Expenses” means the cost of all electricity, water, gas, sewers, oil and other utilities (collectively, “Utilities”), including any surcharges imposed, serving the Premises and the Building or any part thereof that are not separately metered to Tenant or any other tenant, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises and/or the Building or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises and/or the Building, as contemplated in Paragraph 5 below. For so long as the Premises is separately metered for Utilities, Utility Expenses shall only include Utilities provided to the Common Areas, and in no event shall Utility Expenses include Utilities provided to the premises of any other tenant of the Building that is not separately metered.

(D) “Taxes” means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities or similar purposes included within any tax bill for the Building or any part thereof, including, without limitation, entitlement fees, allocation unit fees and/or any similar fees or charges), fee, license fee, business license fee, levy, penalty (if a result of Tenant’s delinquency), sales tax, rent tax, occupancy tax or other tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises and/or the Building or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, (i) any gross income or excise tax levied by any of the foregoing authorities, with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises and/or the Building or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises a/or the Building; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises and/or the Building, whether or not now customary or within the contemplation of the parties; or surcharged against the Parking Areas. “Taxes” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce taxes, up to the amount of any reduction obtained in connection with the contest or any increase avoided or reduced in connection with the contest, as the case may be, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes.

7

(E) “Base Year” shall mean the calendar year specified in the Basic Lease Information.

(F) “Base Operating Expenses” shall mean the amount of Operating Expenses for the Base Year.

(G) “Base Insurance Expenses” shall mean the amount of Insurance Expenses for the Base Year.

(H) “Base Taxes” shall mean the amount of Taxes for the Base Year

(I) “Base Utility Expenses” shall mean the amount of Utility Expenses for the Base Year.

(J) “Computation Year” shall mean each twelve (12) consecutive month period commencing January 1 of each year during the Term, provided that Landlord, upon notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Proportionate Share(s) of Operating Expenses over Base Operating Expenses, of Insurance Expenses over Base Insurance Expenses, of Utility Expenses over Base Utility Expenses, and of Taxes over Base Taxes shall be equitably adjusted for the Computation Years involved in any such change.

(c) Payment of Additional Rent.

(1) Within ninety (90) days of the end of the Base Year and each Computation Year or as soon thereafter as practicable, Landlord shall give to Tenant notice of Landlord’s estimate of the total amounts that will be payable by Tenant under Paragraph 4(b) for the following Computation Year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord’s estimate given to Tenant, Landlord, by notice to Tenant, may revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. By April 1 of each calendar year following the initial Computation Year, Landlord shall endeavor to provide to Tenant a statement showing the actual Additional Rent due to Landlord for the prior Computation Year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior Computation Year shall, at Landlord’s option, be either credited towards the Additional Rent next due or returned to Tenant in a lump sum payment within ten (10) days after delivery of such statement. If Landlord fails to provide such statement by December 31 of the calendar year following any Computation Year, in no event shall Tenant be obligated for any underpayment due for such Computational Year.

8

(2) Landlord’s then-current annual operating and capital budgets for the Building or the pertinent part thereof shall be used for purposes of calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Additional Rent as herein provided; however, if Landlord fails to provide such statement by December 31 of the calendar year following any Computation Year, in no event shall Tenant be obligated for any underpayment due for such Computational Year. .

(3) With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building, as adjusted by Landlord from time to time for a re-measurement of or changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. With respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building as a whole or to only a portion of the Building, Tenant’s “Proportionate Share” shall be, with respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Building as a whole, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building and, with respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to only a portion of the Building, a percentage calculated by Landlord from time to time in its sole discretion and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for a re-measurement of or changes in the physical size of the Premises or the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share(s) for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building or that varies with the occupancy of the Building.

(4) In the event the average occupancy level of the Building for any Computation Year is not ninety five percent (95%) or more of full occupancy, then the Operating Expenses for such year (including the Base Year) shall be apportioned among the tenants by the Landlord to reflect those costs which would have occurred had the Building been ninety five percent (95%) occupied during such year.

(5) Without limiting the terms of this Paragraph 4(c), Landlord reserves the right from time to time to re-measure the Premises and/or the Building in accordance with the current or revised standards promulgated from time to time by the Building Owners and Managers Association (BOMA) or the American National Standards Institute or other generally accepted measurement standards utilized by Landlord and to thereafter adjust the Proportionate Share(s) of Tenant and any other affected tenants of the Building without additional actual Additional Rent on a per square foot basis charged to Tenant.

(d) General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 46 below, are referred to as the “Rent”. All Rent shall be paid in lawful money of the United States of America. Checks are to be made payable to Xenia Management Corporation and shall be mailed to: c/o 2340 Drew Street, Ste 300, Clearwater, Florida 33765, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month.

9

(e) Statements Binding. Every statement given by Landlord pursuant to paragraph (c) of this Paragraph 4 shall be conclusive and binding upon Tenant unless (i) within one hundred twenty (120) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration within one hundred twenty (120) days after receipt of the statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay Additional Rent in accordance with Landlord’s statement and such payment shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of Additional Rent resulting from compliance with Landlord’s statement.

(f) Audit Rights. Provided Tenant notifies Landlord in accordance with the terms of Paragraph 4(e) above that Tenant disputes a statement received from Landlord, Tenant or its CPA (as defined below) shall have the right, at Tenant’s sole cost and expense, provided Tenant utilizes a Certified Public Accountant (the “CPA”) compensated on an hourly basis, upon at least thirty (30) days prior notice to Landlord at any time during regular business hours to audit and review Landlord’s records pertaining to any Additional Rent for the immediately previous calendar year only. Tenant agrees to keep all information thereby obtained by Tenant confidential.

5.	UTILITIES AND SERVICES

(a) From 8:00 a.m. to 6:00 p.m. on weekdays (“Normal Business Hours” excluding legal holidays) and from 9:00 a.m. to 1:00 p.m. on Saturdays, Landlord shall ensure the water, electricity, gas, sewer and other standard utility services are provided to the Common Areas. Tenant, at its sole cost and expense, shall be responsible for the distribution of all utilities within the Premises and bringing telephone service and cable or satellite television service to the Premises. Tenant shall separately arrange with, and pay directly to, the applicable local public authorities or utilities, as the case may be, for the furnishing, installation and maintenance of all telephone services and equipment as may be required by Tenant in the use of the Premises. Landlord shall not be liable for any damages resulting from interruption of, or Tenant’s inability to receive such service and any such inability shall not relieve Tenant of any of its obligations under this Lease.

(b) Tenant shall pay or cause the payment of all charges for gas, electrical, telephone and other utility services supplied to the Premises during the Lease Term. All such utilities shall be separately metered for the Premises.

10

(c) Without limiting the terms of Paragraph 5(a) above, Tenant acknowledges that Landlord has contracted with TECO and its successors and assigns to provide electricity for the Building, and that Landlord reserves the right to change the provider of such service at any time and from time to time in Landlord’s sole discretion (any such provider being referred to herein as the “Electric Service Provider”). Tenant shall obtain and accept electrical service for the Premises only from and through Landlord, in the manner and to the extent expressly provided in this Lease, at all times during the term of this Lease, and Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electrical service for or with respect to the Premises or Tenant’s operations therein from any provider of electrical service other than the Electric Service Provider, or (ii) to enter into any separate or direct contract or other similar arrangement with the Electric Service Provider for the provision of electrical service to Tenant at the Premises. Tenant shall cooperate with Landlord and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including without limitation allowing Landlord and the Electric Service Provider, and their respective agents and contractors, (a) to install, repair, replace, improve and remove and any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (b) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. Tenant shall provide such information and specifications regarding Tenant’s use or projected use of electricity at the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building. In no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including without limitation loss of business or any consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, or arising from the partial or total unavailability of electrical service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease.

(d) Tenant acknowledges that the Premises and/or the Building may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises and/or the Building, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

(e) Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises or the Building.

11

(f) Landlord makes no representation with respect to the adequacy or fitness of the air-conditioning or ventilation equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, other than normal fractional horsepower office equipment, and Landlord shall have no liability for loss or damage in connection therewith. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of this Paragraph 5. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. Tenant shall not use water or heat or air conditioning in excess of that normally supplied by Landlord. Tenant’s consumption of electricity shall not exceed the Building’s capacity considering all other tenants of the Building.

Notwithstanding the foregoing, if Tenant is unable to conduct normal business operations in the Premises for a period in excess of seventy-two (72) hours following written notice from Tenant to Landlord as a result of an interruption of utilities and/or services under this Paragraph 5, which are under the control of Landlord (i.e., specifically excluding force majeure and interruption caused by or under the control of Tenant), Rent shall abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises), until such services are restored.

6.	LATE CHARGE

Notwithstanding any other provision of this Lease to the contrary, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within three (3) business days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount, plus any costs and attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or stop Landlord from exercising any of the other rights and remedies granted under this Lease.

7.	SECURITY DEPOSIT AND GUARANTY

(a) Security Deposit. Not Applicable.

(b) Guaranty. Not Applicable.

8.	POSSESSION

(a) Tenant’s Right of Possession. Subject to Paragraph 8(b), Tenant shall be entitled to early access to the Premises, without payment of any Rent, thirty (30) days prior to Landlord’s reasonable estimate of the anticipated Commencement Date of the Term to begin installing furniture, equipment, fixtures, and cabling. In no event shall Tenant’s early access be deemed as Delivery or Tenant’s occupancy of the Premises for purposes of triggering the Commencement Date. Upon the occurrence of the Commencement Date, Tenant shall be entitled to possession of the Premises and access thereto twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.

12

(b) Delay in Delivering Possession. If for any reason whatsoever, Delivery of the Premises does not occur on or before the Estimated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees, independent or contractors (as hereinafter defined) (collectively, “Landlord’s Agents”), be liable to Tenant for any loss or damage resulting there from. Tenant shall not be liable for Rent until Delivery of the Premises to Tenant in compliance with Landlord’s delivery obligations, except as otherwise set forth in Exhibit B hereto (the “Work Letter”) and except to the extent that Tenant otherwise causes delays in Delivery as set forth in Section 4.2 of the Work Letter, provided that Landlord has delivered written notice of such asserted delays within five (5) business days of the occurrence of same (“Tenant Delay Days”). The Expiration Date shall be extended by the same number of days that Delivery of the Premises was delayed beyond the Estimated Commencement Date. Notwithstanding the foregoing, Tenant shall receive a credit toward Base Rent in the amount of two (2) times the daily Base Rent due, for each day that Landlord’s Delivery of the Premises in compliance with this Lease is delayed beyond the Estimated Commencement Date (excluding any Tenant Delay Days), which credit shall be applied beginning on the actual Commencement Date and thereafter until fully exhausted. Landlord acknowledges that Tenant will incur substantial damages in an amount which will be difficult to ascertain if Delivery of the Premises does not occur by the Estimated Commencement Date, and that the per diem Base Rent credit contemplated by this subparagraph represents a reasonable estimate of such damages, and will not constitute a penalty. In the event Landlord’s Delivery of the Premises in compliance with this Lease is delayed beyond the Estimated Commencement Date by more than one (1) year (excluding any Tenant Delay Days), Tenant may terminate this Lease upon written notice to Landlord.

9.	USE OF PREMISES

(a) Permitted Use. The use of the Premises by Tenant and Tenant’s agents, advisors, employees, partners, shareholders, directors, customers, invitees and independent contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises or the Building or for any purpose or in any manner that would interfere with other tenants’ use or occupancy of the Building. If any of Tenant’s office machines or equipment disturbs any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.

(b) Compliance with Governmental Regulations and Private Restrictions. Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (1) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use of the Premises or the Building; (2) all recorded covenants, conditions and restrictions affecting the Building as amended from time to time (“Private Restrictions”) now in force or which may hereafter be in force, provided that written copies of any such Private Restrictions have been provided to Tenant; and (3) the Rules and Regulations (as defined in Paragraph 41 of this Lease). Without limiting the generality of the foregoing, to the extent Landlord is required by the city or county in which the Building is located to maintain carpooling and public transit programs, Tenant shall cooperate in the implementation and use of these programs by and among Tenant’s employees. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant. In no event shall Landlord consent to any new or amended rules, ordinances, requirements, orders, or Private Restrictions, or impose or amend any existing Private Restrictions or Rules and Regulations that materially and adversely affect Tenant’s use and enjoyment of the Premises for the Permitted Use.

13

(c) Compliance with Americans with Disabilities Act. Landlord and Tenant hereby agree and acknowledge that the Premises and/or the Building may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “ADA”). Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly complies with all requirements of the ADA. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Building under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant’s use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, or the Building; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord’s Agents harmless and indemnify Landlord and Landlord’s Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys’ fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant’s or Tenant’s Agents violation or alleged violation of the ADA. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease. Landlord represents and warrants to Tenant that Landlord has received no notice of any violation or alleged violation of the ADA with respect to the Building or Premises.

(d) No Roof Access. At no time during the Term shall Tenant have access to the roof of the Building or have the right to install, operate or maintain a satellite-earth communications station (antenna and associated equipment), and/or an FM antenna on the Building, without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

10.	ACCEPTANCE OF PREMISES

By entry hereunder to commence the normal operation of Tenant’s business and not for entry during any early access period prior to the Commencement Date, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof except as otherwise provided in this Lease. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

14

11.	SURRENDER

Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the premises to Landlord (a) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), but with all interior walls cleaned and repaired, any carpets cleaned, and all floors cleaned, and (b) otherwise in accordance with Paragraph 32(e). Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, (i) Tenant shall remove all of Tenant’s Property (as hereinafter defined), including Tenant’s wiring and cabling installed in the Premises by Tenant prior to and during Tenant’s occupancy, and Tenant’s signage from the Premises and the Building and repair any damage caused by such removal, and (ii) Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant at Tenant’s expense to remove any or all Alterations and to repair any damage caused by such removal; provided that Landlord notified Tenant, at the time Landlord consented such Alterations in accordance with Paragraph 12, that Landlord would require removal of any Alterations at the end of the Term. Any of Tenant’s Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations, except those which Landlord requires Tenant to remove, shall remain in the Premises as the property of Landlord.

12.	ALTERATIONS AND ADDITIONS

(a) Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an “Alteration” and collectively as the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises or the Building or the Systems serving the Premises and/or the Building or any portion thereof.

(b) Any Alteration to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Laws and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Building or any part thereof, and in accordance with plans and specifications approved in, writing by Landlord, and shall be constructed and installed by a contractor approved in writing by Landlord. In connection with any Alteration, Tenant shall deliver plans and specifications therefore to Landlord. Before Alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction. Tenant shall cause its contractor(s) to maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractors procure and maintain in full force and effect during the course of construction a “broad form” commercial general liability and property damage policy of insurance naming Landlord, Tenant, any property manager designated by Landlord and Landlord’s lenders as additional insured. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000.00).

15

(c) All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property. If requested by Landlord, Tenant will pay, prior to the commencement of construction, an amount determined by Landlord necessary to cover the costs of demolishing such Alterations and/or the cost of returning the Premises and the Building to its condition prior to such Alterations.

(d) Intentionally omitted.

(e) Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

(f) Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

(g) Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if it is reasonably foreseeable that such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborer causing such interference or conflict to leave the Building immediately.

(h) Tenant shall have the right, at its sole cost and expense, to install, operate and maintain a generator and appurtenances related thereto (collectively, the “Generator”) near the exterior of the Building to provide emergency electrical service to the Premises. The installation of the Backup Generator shall be deemed a permitted Alteration hereunder, and shall be subject to the terms and conditions applicable thereto. The Generator shall be installed in the location, and according to plans and specifications, approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for any and all maintenance of the Generator and upon expiration or earlier termination of this Lease, Tenant may, at its option, remove the Generator from the Building so long as Tenant repairs any damage to the Building resulting from such removal.

16

13.	MAINTENANCE AND REPAIRS OF PREMISES

(a) Maintenance by Tenant. Throughout the Term, Tenant shall, at its sole expense, subject to Paragraphs 5(a) and 13(b) hereof, (1) keep and maintain in good order and condition the Premises and Tenant’s Property, (2) keep and maintain in good order and condition as well as repair and replace all of Tenant’s security systems in or about or serving the Premises, (3) maintain and replace all specialty lamps, bulbs, starters and ballasts in the Premises, (4) maintain the regular removal of trash from the Premises by undertaking normal interior cleaning and janitorial services ensuring the good, orderly and sanitary condition of the Premises and Tenant’s property and (5) maintain, repair and replace any heating, ventilating, air conditioning exclusively serving the Premises (the “Premises HVAC”). To the extent any repairs or replacements required to be made by Tenant hereunder constitute a Capital Expenditure, Landlord shall reimburse Tenant, within ten (10) days following demand, a fraction of Tenant’s actual out-of-pocket costs for such Capital Expenditure, the numerator of which shall equal the estimated useful life (in months) of such Capital Expenditure minus the number of months remaining in the Term subsequent to the Capital Expenditure, and the denominator of which shall be the estimated useful life (in months) of such Capital Expenditure. For purposes of this Lease, a “Capital Expenditure” means any expenditure for the acquisition of fixed or capital assets with respect to, or additions to, the Premises (including replacements, capitalized repairs and improvements) which are required to be capitalized under generally accepted accounting principles. Tenant at all times shall keep in place a maintenance contract for the regular maintenance of the Premises HVAC. Landlord shall transfer all Premises HVAC warranties to Tenant within thirty (30) days of the Commencement Date. Tenant shall not do nor shall Tenant allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises or the Building.

(b) Maintenance by Landlord. Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, Landlord, as a part of Operating Expenses, agrees to repair and maintain the following items: the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Systems serving the Premises and the Building; and the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense and not as a part of Operating Expenses, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises and/or the Building caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises and/or the Building, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

17

14.	LANDLORD’S INSURANCE

Landlord, may but shall not be obligated to, purchase and keep in force fire, extended coverage and “all risk” insurance covering the Building in an amount not less than the full replacement cost of the Building, and (b) commercial general liability insurance for bodily injury, personal injury, and property damage occurring at the Building with such liability limits as Landlord may determine in its sole and absolute discretion to be appropriate. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises and the Building of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building. Landlord may maintain “Loss of Rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises or the Building or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.

15.	TENANT’S INSURANCE

(a) Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a “broad form” commercial general liability insurance and property damage policy covering the Premises, insuring Tenant, and naming Landlord and agents from time to time, including, without limitation, Landlord’s lenders as additional insured, against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of one person in any one accident or occurrence and in the amount of not less than Two Million Dollars ($2,000,000.00) for injury or death of more than one person in any one accident or occurrence, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Two Million Dollars ($2,000,000.00). The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than fifty thousand dollars ($50,000.00), unless approved in writing by Landlord. No policy shall be cancelable or subject to reduction of coverage without thirty (30) days prior written notice to Landlord. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the state/commonwealth in which the Premises are located for the issuance of such type of insurance coverage and rated B+:VII or better in Best’s Key Rating Guide.

(b) Personal Property Insurance. Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures and equipment (collectively, “Tenant’s Property”) on the Premises, a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than fifty thousand dollars ($50,000.00). During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant’s equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.

(c) Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000).

(d) Business Interruption Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect Business Interruption Insurance at least sufficient to insure Tenant’s net income plus continuing expenses for a twelve (12) month period, and Tenant shall provide evidence of such insurance to Landlord at the time of execution of this Lease by Tenant and shall maintain evidence of such insurance to Landlord throughout the Term of this lease.

18

(e) Evidence of Coverage. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewal thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to Landlord and the other parties named as additional insured as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord).

16.	INDEMNIFICATION

(a) Of Landlord. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from (1) the use of the Premises or the Building by Tenant or Tenant’s Agents, or from any activity done, permitted or suffered by Tenant or Tenant’s Agents in or about the Premises or the Building, and (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (3) any action or-proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises or the Building from any cause whatsoever, including that which is caused by the negligence of Landlord or Landlord’s Agents (except that which is caused by the sole active gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease.

(b) Of Tenant. Except to the extent caused by Tenant’s gross negligence or willful misconduct, Landlord shall defend, protect, indemnify and hold harmless Tenant and Tenant’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees, costs and disbursements) arising from (1) the use of the Common Areas or the Building by Landlord or Landlord’s Agents, or from any activity done, permitted or suffered by Landlord or Landlord’s Agents in or about the Common Areas or the Building, and (2) any act, neglect, fault, willful misconduct or omission of Landlord or Landlord’s Agents, or from any breach or default in the terms of this Lease by Landlord or Landlord’s Agents, and (3) any action or-proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant. The obligations of Landlord under this Paragraph 16 shall survive any termination of this Lease.

(c) No Impairment of Insurance. The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

19

17.	SUBROGATION

Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises or the Building that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

18.	SIGNS

Tenant shall have the right to signage on the ground mounted tenant directory located on Armenia Avenue at the entrance to the Building, with Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed. All costs for Tenant’s signage shall be borne exclusively by Tenant. Tenant shall not place or permit to be placed in, upon, or about the Premises or the Building any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord’s prior written consent. Tenant shall remove any sign, advertisement or notice placed on the Premises or the Building by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises or the Building caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises or the Building at Tenant’s sole cost and expense.

19.	FREE FROM LIENS

(a) Tenant shall keep the Premises or the Building free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following Tenant having received notice of the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys’ fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises and the Building, from mechanics’ and material men’s liens. Tenant shall endeavor give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises.

20

(b) Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Landlord’s estate shall not be subject to such liability. Tenant shall strictly comply with the Construction Lien Law of the State of Florida as set forth in Chapter 713, Florida Statutes. Tenant agrees to obtain and deliver to Landlord prior to the commencement of any work or Alteration or the delivery of any materials, written and unconditional waivers of contractors’ liens with respect to the Premises, the Building and the Building Common Areas for all work, service or materials to be furnished at the request or for the benefit of Tenant to the Premises, and any Notice of Commencement filed by Tenant shall contain, in bold print, the first sentence of this Paragraph 15. Such waivers shall be signed by all architects, engineers, designers, contractors, subcontractors, material men and laborers to become involved in such work. Notwithstanding the foregoing, Tenant at its expense shall cause any lien filed against the Premises, or the Building Common Areas for work, services or materials claimed to have been furnished to or for the benefit of Tenant to be satisfied or transferred to bond within thirty (30) days after Tenant’s having received notice thereof. In the event that Tenant fails to satisfy or transfer to bond such claim of lien within said thirty (30) day period, Landlord may do so and thereafter charge Tenant as Additional Rent, all costs incurred by Landlord in connection with the satisfaction or transfer of such claim, including attorney’s fees. Further, Tenant agrees to indemnify, defend, and save the Landlord harmless from and against any damage to and loss incurred by Landlord as a result of any such contractor’s claim of lien. If so requested by Landlord, Tenant shall execute a short form or memorandum of this Lease, which may, in Landlord’s sole discretion be recorded in the Public Records of Hillsborough County for the purpose of protecting Landlord’s estate from contractors’ Claims of Lien, as provided in Chapter 713.10, Florida Statutes. In the event such short form or memorandum of this Lease is executed, Tenant shall simultaneously execute and deliver to Landlord an instrument in recordable form terminating Tenant’s interest in the real property upon which the Premises are located, which instrument may be recorded by Landlord at the expiration or earlier termination of the term of this Lease. This Paragraph shall survive the termination of this Lease.

20.	ENTRY BY LANDLORD

(a) Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), subject to Tenant’s reasonable security arrangements and Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) requirements, and without material disruption to Tenant’s normal business operations in the Premises, for the purpose of inspecting the same or showing the Premises to prospective purchasers or lenders at any time during the Term or tenants during last 6 months of the Term, or to alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other reasonable business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” or “for lease” signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.

(b) The parties agree that neither the Landlord nor its contractors, subcontractors or agents shall need access to, nor shall they use or disclose, any protected health information as defined by the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Part 160 and Subparts A and E of Part 164, as promulgated by the Department of Health and Human Services pursuant to the Administrative Simplification provisions of HIPAA (“PHI”) of Tenant. However, in the event PHI is disclosed by Tenant or its agents to Landlord, its, contractors, subcontractors or agents, regardless as to whether the disclosure is inadvertent or otherwise, Landlord agrees to take reasonable steps to maintain, and to require its contractors, subcontractors and agents to maintain, the privacy and confidentiality of such PHI, to promptly notify Tenant of any access to PHI, and to immediately terminate the access to the PHI. Landlord hereby agrees that, notwithstanding the rights granted to Landlord pursuant under this Lease, except when accompanied by an authorized representative of Tenant or except in the case of an emergency, neither Landlord nor its employees, agents, representatives or contractors shall be permitted to enter those areas of the Premises designated by Tenant in writing to Landlord as locations where PHI is accessed, disploayed, kept and/or stored or where such entry is prohibited by applicable state or federal health care privacy laws.

21

21.	DESTRUCTION AND DAMAGE

(a) If the Premises are damaged by fire or other perils (a “Casualty”), Tenant shall give Landlord prompt notice thereof and Landlord shall, at Landlord’s option:

(1) In the event of total destruction (which shall mean destruction or damage in excess of fifty percent (50%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within thirty (30) days after the date of the Casualty (the “Casualty Date”) If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

(2) In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding fifty percent (50%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction (together with any applicable insurance deductibles) and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred twenty (120) days from the Casualty Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred twenty (120) days or if the insurance proceeds therefore (plus any amounts Tenant may elect or is obligated to contribute, including any applicable insurance deductibles) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within thirty (30) days after the Casualty Date, failing which, Landlord shall be deemed to have elected to restore the Premises. If Landlord timely elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

(3) Notwithstanding anything to the contrary contained in this Paragraph, in the event of damage to the Premises occurring during the last twelve (12) months of the Term, Landlord may elect to terminate this Lease by written notice of such election given to Tenant within thirty (30) days after the Casualty Date, provided that Tenant may nullify this right by delivering Tenant’s Extension Notice pursuant to Paragraph 61(a), if such an Option is available to Tenant pursuant thereto.

(b) If the Premises are damaged by any peril not fully covered by insurance proceeds to be received by Landlord (together with any applicable insurance deductibles), and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within thirty (30) days after the Casualty Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date.

22

(c) In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises or the Building or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises or the Building and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(d) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial tenant improvements, if any, constructed by Landlord in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Tenant’s Alterations which were not constructed by Landlord.

(e) If a material portion of the Premises or Common Areas is damaged by the Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty, and Landlord reasonably estimates that the Restoration Period will exceed one hundred twenty (120) days after the date of the Casualty (the “Restoration Period”), Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after Tenant’s receipt of Landlord’s estimate pursuant to Paragraph 21(a) (or the expiration of such period if no such estimate is delivered). Notwithstanding anything herein to the contrary, if Landlord does not complete the restoration within the Restoration Period, Tenant shall be entitled to terminate this Lease by giving Landlord written notice of intent to terminate at any time after expiration of the Restoration Period, but in any event prior to Landlord’s completion of the restoration. However, if at any time Landlord believes Landlord will be unable to complete the restoration within the Restoration Period, Landlord shall be entitled to notify Tenant in writing of Landlord’s estimated time frame for completion of the restoration, and if Tenant fails to terminate this Lease by notice of cancellation given to Landlord within thirty (30) days following receipt of Landlord’s written notice, such Restoration Period shall automatically be extended to the last day of Landlord’s estimated time frame.

22.	CONDEMNATION

(a) If twenty-five percent (25%) or more of either the Premises or the Building or the parking areas for the Building is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises or the Building or the parking areas for the Building following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, or the parking areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration.

23

(b) Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexplored term of this Lease or otherwise; provided, however, that Tenant shall be entitled to pursue and receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.

23.	ASSIGNMENT AND SUBLETTING

(a) Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld, conditioned or delayed unreasonably as set forth below in this Paragraph 23, provided that (i) Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, and (ii) Tenant has not previously assigned or transferred this Lease or any interest herein or subleased the Premises or any part thereof. When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease as of the commencement date stated in the proposed sublease or assignment, (2) sublease or take an assignment, as the case may be, from Tenant of the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld, conditioned or delayed so long as Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest, or portion thereof, in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Tenant shall have the right to rescind such request for Landlord’s consent within ten (10) days of Landlord’s election to terminate or take assignment or otherwise refuse Tenant’s request. In the event Tenant does not rescind such request, Landlord shall have the additional right to negotiate directly with Tenant’s proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation or profit related to such lease or occupancy agreement.

24

(b) Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Building, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Building, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building services then imposed by Tenant, (3) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, and (4) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building may be put, (ii) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof, (iii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, and/or is not certified by Tenant’s engineer to protect the balancing of HVAC services to the Premises, (iv) the proposed sublessee or assignee is either a governmental agency or instrumentality thereof; (v) the proposed sublessee or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed sublessee or assignee, either (x) occupies space in the Building at the time of the request for consent, or (y) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives Tenant’s request for consent, to lease space in the Building. As a further condition to any rights Tenant may have under this Lease to sublet all or any portion of the Premises, Tenant shall offer space for sublease at a starting base rental rate no lower than Landlord’s then current highest asking base rental rate for other space in the Building which is then on the market for direct lease. If there is no space in the Building then currently on the market for direct lease, Tenant shall offer the space for sublease at a starting base rental rate no lower than a rate which is the average of the starting rate for Landlord’s last two new leases and/or renewals in the Building, or if Landlord has not entered into two new leases and/or renewals within the immediately preceding six month period, then Tenant shall offer the space for sublease at a starting base rental rate no lower than the fair market rental rate.

(c) If Landlord approves an assignment or subletting requiring Landlord’s consent as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (1) the rent and any additional rent payable by the assignee or sublessee to Tenant, less reasonable and customary market-based leasing commissions, if any, incurred by Tenant in connection with such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, which commissions shall, for purposes of the aforesaid calculation, be amortized on a straight-line basis over the term of such assignment or sublease. The assignment or sublease agreement, as the case maybe, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due there under directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

25

(d) Notwithstanding any assignment or subletting, except as otherwise expressly agreed to by Landlord in connection with any assignment, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignment or subletting).

(e) Tenant shall pay Landlord’s reasonable fees (including, without limitation, the fees of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.

(f) Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Paragraph 23, Tenant’s assignee or subtenant shall have no right to further assign this Lease or any interest therein or there under or to further sublease all or any portion of the Premises. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any assignee or subtenant claiming under it (and any such assignee or subtenant by accepting such assignment or sublease shall be deemed to acknowledge and agree) that no sub-subleases or further assignments of this Lease shall be permitted at any time.

(g) If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after an Event of Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Premises or on any directory or in any elevator in the Building, or otherwise, shall not, except as otherwise provided herein, operate to vest in the person so named any right or interest in this Lease or in the Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Paragraph 23.

(h) Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provision and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar in connection with the proposed assignment or sublease.

26

(g) Notwithstanding anything in this Lease to the contrary, Tenant, without Landlord’s consent (provided Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder), may assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, to any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant or any person or entity that acquires all or substantially all of the business or assets of Tenant or equity in Tenant, if: (i) Tenant notifies Landlord of such assignment, transfer or sublease; (b) such assignment, transfer or sublease is for a business purpose and not principally for the purpose of transferring Tenant’s leasehold estate; and (c) except in the case where Tenant remains the named Tenant hereunder, the transferee assumes and agrees in a writing delivered to and reasonably acceptable to Landlord to perform Tenant’s obligations under this Lease arising after such assignment, transfer or sublease and to observe all terms and conditions of this Lease.

24.	TENANT’S DEFAULT

The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a) The vacation or abandonment of the Premises by Tenant for a period of ten (10) consecutive days or any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

(b) Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of three (3) business days after written notice that the same is due;

(c) Intentionally omitted;

(d) The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;

(e) Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof,

(f) Failure by Tenant to maintain its legal existence;

(g) Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42, and/or failure by Tenant to deliver to Landlord any financial statement within the time period and in the manner required by Paragraph 40, and such failure continues for ten (10) additional days after written notice thereof from Landlord to Tenant;

27

(h) An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(i) Intentionally omitted;

(j) Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in subparagraphs (b), (l) or (m) or any other subparagraphs of this Paragraph 24, which shall be governed by such other Paragraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within sixty (60) days after the giving of the aforesaid written notice;

(k) Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. “Chronic delinquency” shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within three (3) business days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any period of twelve (12) months.

(l) Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease, and the same is not cured within thirty (30) days after Tenant having received notice thereof; and

(m) Any failure by Tenant to discharge any lien or encumbrance placed on the Building or any part thereof in violation of this Lease within thirty (30) days after the date Tenant having received notice of such lien or encumbrance is filed or recorded against the Building or any part thereof.

25.	LANDLORD’S REMEDIES

(a) Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(1) the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3) the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

28

(4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result there from, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including without limitation, any unamortized portion of the Tenant Improvement Allowance (such Tenant Improvement Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, or assumptions by Landlord of any of Tenant’s previous lease obligations; plus

(5) such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

(7) As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the Prime Rate as listed in The Wall Street Journal at the time of award, plus two percent (2%). Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

(b) Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises, by lawful force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and Tenant’s secured lenders.

(c) Reletting. In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 25(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

29

(d) Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(e) Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(f) No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

(g) Landlord’s Lien. In addition to any statutory lien Landlord has, Tenant has granted to Landlord a continuing security interest for all sums of money becoming due hereunder upon Tenant’s Property situated on or about the Premises pursuant to and subject to the provisions of Paragraph 57.

26.	LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

(a) Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord’s option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.

(b) Intentionally omitted.

(c) If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) twelve percent (12%) per annum, or (ii) the highest rate permitted by applicable law.

27.	ATTORNEY’S FEES

(a) If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

30

(b) Without limiting the generality of Paragraph 26(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord actual attorneys’ fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

28.	TAXES

Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant’s Property. If any Alteration installed by Tenant pursuant to Paragraph 12 or any of Tenant’s Property is assessed and taxed with the Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.

29.	EFFECT OF CONVEYANCE

The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building containing the Premises, so that, in the event of any sale of the Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder; provided Tenant receives written notice that the purchaser of the Building has accepted the Landlord’s obligations under the Lease.

30.	TENANT’S ESTOPPEL CERTIFICATE

From time to time, upon written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an Estoppel Certificate in substantially the form attached hereto as Exhibit E and with any other statements reasonably requested by Landlord or its designee. Any such Estoppel Certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignment of any mortgage upon Landlord’s interest in the Premises. If Tenant shall fail to provide such certificate within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee. Tenant shall not be required to consent to any modification of this Lease in the estoppel, which materially and adversely affects Tenant’s use and enjoyment of the Premises for the Permitted Use or obligations under this Lease.

31

31.	SUBORDINATION

This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages which may now or hereafter affect the Building, the Property or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Paragraph shall be self-operative and no further instrument of subordination shall be required, expressly conditioned upon the agreement of the Superior Lessor or Superior Mortgage that as long as Tenant is not in Default, the Superior Lessor or Superior Mortgage will not disturb Tenant’s rights under this Lease (a “Non-Disturbance Agreement”). Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; provided that such instrument includes a Non-Disturbance Agreement. As used herein the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee”.

If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement other than a Non-Disturbance Agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may reasonably request to evidence such attornment; provided that such instrument includes a Non-Disturbance Agreement. This Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease, except to the extent such act or omission shall constitute a continuing Landlord default hereunder; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous material modification of this Lease or by any previous prepayment of more than one month’s Base Rent, unless such material modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest).

32.	ENVIRONMENTAL COVENANTS

(a) As used in this Lease, the term “Hazardous Materials” shall mean and include any substance that is or contains petroleum, asbestos, polychlorinated biphenyls, lead, or any other substance, material or waste which is now or is hereafter classified or considered to be hazardous or toxic under any federal, state or local law, rule, regulation or ordinance relating to pollution or the protection or regulation of human health, natural resources or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. Section 9601, et. seq., or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et. seq. or the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et. seq., and Chapters 376 and 403, Florida Statutes and the regulations promulgated pursuant thereto (collectively “Environmental Laws”) or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent property.

(b) Tenant agrees that during its use and occupancy of the Premises it will not permit Hazardous Materials to be present on or about the Premises except for cleaning supplies and other business supplies customarily used and stored in an office and that it will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

32

(c) If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises or the property in which the Premises are located, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (a) the requirements of (i) all Environmental Laws and (ii) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (b) any additional requirements of Landlord that are necessary, in Landlord’s sole discretion, to protect the value of the Premises or the property in which the Premises are located. Landlord shall also have the right, but not the obligation, to take whatever action with respect to any such Hazardous Materials that it deems necessary, in Landlord’s sole discretion, to protect the value of the Premises or the property in which the Premises are located. All costs and expenses paid or incurred by Landlord in the exercise of such right shall be payable by Tenant upon demand.

(d) Upon reasonable notice to Tenant, Landlord may inspect the Premises for the purpose of determining whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

(e) Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on or about the Premises by Tenant or its agents, employees, contractors or invitees, and in a condition which complies with all Environmental Laws.

(f) Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including, without limitation, loss in value of the Premises or the property in which the Premises is located, damages due to loss or restriction of rentable or usable space, or any damages due to any adverse impact on marketing of the space and any and all sums paid for settlement of claims), liabilities and expenses (including, without limitation, attorneys’ fees, consultant and expert fees) sustained by Landlord during or after the term of this Lease and attributable to (i) any Hazardous Materials placed on or about the Premises or the Building by Tenant or Tenant’s agents, employees, contractors or invitees, or (ii) Tenant’s breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.

(g) The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

33.	NOTICES

All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or nationally recognized overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.

33

34.	WAIVER

The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

35.	HOLDING OVER

Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to one hundred fifty percent (150%) of the Base Rent for the Premises in effect as of the expiration of the Term, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 1 and 32(g), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

36.	SUCCESSORS AND ASSIGNS

The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

37.	TIME

Time is of the essence of this Lease and each and every term, condition and provision herein.

38.	BROKERS

Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.

34

39.	LIMITATION OF LIABILITY

Tenant agrees that, in the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Building or the Premises Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the interest in the Building and the profits therefrom of the then current Landlord. None of Landlord’s partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them (collectively, “Landlord Parties”) shall have any personal liability therefore, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member in Landlord (if Landlord is a limited liability company) or trustee or beneficiary (if Landlord or any partner or member of Landlord is a trust), have any personal liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including but not limited to, loss or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, arising in connection with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Building or the Premises. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer or any other third party.

40.	FINANCIAL STATEMENTS

Within ten (10) days after Landlord’s request, but in no event more than once per year, except in the event of a sale or refinancing, Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), including a balance sheet and profit and loss statement for the applicable period, all prepared in accordance with generally accepted accounting principles consistently applied. Landlord acknowledges that Tenant is a wholly owned subsidiary of INVO Bioscience, Inc., whose stock is publicly traded on a national stock exchange, and whose annual and quarterly reports, and filings with the Securities and Exchange Commission can be found here: https://www.invobioscience.com/investors/.

41.	RULES AND REGULATIONS

Tenant agrees to comply with the rules and regulations attached hereto as Exhibit D, along with any modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord may adopt in the future and notify Tenant thereof, from time to time, for the orderly and proper operation of the Building (collectively, the “Rules and Regulations”). The Rules and Regulations may include, but shall not be limited to, the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish. The then current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations. Landlord shall enforce the Rules and Regulations in a commercially reasonable and non-discriminatory manner.

42.	MORTGAGEE PROTECTION

(a) Modifications for Lender. If, in connection with obtaining financing for the Building or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.

35

(b) Rights to Cure. Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by a method provided for in Paragraph 33 above, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional reasonable period within which to cure such default, or if such default cannot be cured without Holder pursuing its remedies against Landlord, then such additional time as may be necessary to commence and complete a foreclosure proceeding, provided Holder commences and thereafter diligently pursues the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

43.	INTENTIONALLY OMITTED

44.	PARKING

(a) Provided that Tenant shall not then be in Default under the terms and conditions of the Lease, and provided further, that Tenant shall comply with and abide by Landlord’s parking rules and regulations from time to time in effect, Tenant shall have a license to use for the parking of standard size passenger automobiles the number of exclusive and designated and non-exclusive and undesignated parking spaces, if any, set forth in the Basic Lease Information in the Parking Areas, provided, however, that Landlord shall not be required to enforce Tenant’s right to use such parking spaces; and, provided further, that the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation (as hereinafter defined) or casualty event affecting such Parking Areas or any modifications made by Landlord to such Parking Areas. All unreserved spaces will be on a first-come, first-served basis in common with other tenants of and visitors to the Building in parking spaces provided by Landlord from time to time in the Building’s Parking Areas. In the event Tenant is granted the use of exclusive and designated parking spaces, as indicated in the Basic Lease Information, then such spaces shall be located in the area(s) designated by Landlord from time to time. Tenant’s license to use the parking spaces provided for herein shall be subject to such terms, conditions, rules and regulations as Landlord or the operator of the Parking Area may impose from time to time, including, without limitation, the imposition of a parking charge.

(b) Each automobile shall, at Landlord’s option to be exercised from time to time, bear a permanently affixed and visible identification sticker to be provided by Landlord. Tenant shall not and shall not permit its Agents to park any vehicles in locations other than those specifically designated by Landlord as being for Tenant’s use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder and in the event an attempted assignment is made, it shall be void.

(c) Tenant recognizes and agrees that visitors, clients and/or customers (collectively the “Visitors”) to the Building and the Premises must park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors and Tenant hereby agrees to ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant’s Visitors.

36

(d) In the event any tax, surcharge or regulatory fee is at any time imposed by any governmental authority upon or with respect to parking or vehicles parking in the parking spaces referred to herein, Tenant shall pay such tax, surcharge or regulatory fee as Additional Rent under this Lease, such payments to be made in advance and from time to time as required by Landlord (except that they shall be paid monthly with Base Rent payments if permitted by the governmental authority).

(e) In the event of any chronic overuse by Tenant or Tenant’s Agents of the number of undesignated parking spaces set forth in the Basic Lease Information, Landlord may fine Tenant One Hundred Dollars ($100) per incident thereafter, which shall be payable after receipt of invoice from Landlord, with Tenant’s next installment of Base Rent coming due thereafter. “Chronic overuse” shall mean use by Tenant or Tenant’s Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information, more than three (3) times in any one (1) month period during the Term after written notice by Landlord, with each violation being photographically documented and sent to Tenant along with such written notice.

45.	ENTIRE AGREEMENT

This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. If there is more than one Tenant, the obligations hereunder imposed shall be joint and several.

46.	INTEREST

Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within three (3) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the lesser of (a) an annual rate equal to the maximum rate of interest permitted by law, or (b) twelve percent (12%) per annum. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts.

47.	GOVERNING LAW; CONSTRUCTION

This Lease shall be construed and interpreted in accordance with the laws of state in which the Premises is located. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

37

48.	REPRESENTATIONS AND WARRANTIES OF TENANT

Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

(a) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(b) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

49.	NAME OF BUILDING

In the event Landlord chooses to change the name or address of the Building, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.

50.	SECURITY

(a) Tenant acknowledges and agrees that, while Landlord may in its sole and absolute discretion engage security personnel to patrol the Building, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises or the Building.

(b) Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises or the Building for cause, suspected cause or for drill purposes, the denial of any access to the Premises, or the Building and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

51.	JURY TRIAL WAIVER

Landlord and Tenant hereby waive any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises or the Building or any part thereof, or (ii) to which Landlord or Tenant is a party.

38

52.	RECORDATION

Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

53.	RIGHT TO LEASE

Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interest of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

54.	FORCE MAJEURE

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance cause by a Force Majeure.

55.	ACCEPTANCE

This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

56.	RADON DISCLOSURE

In accordance with the requirements of Florida Statutes Section 404.056(6), the following notice is hereby given:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from your county public health unit.

57.	SECURITY INTEREST

Tenant hereby grants to Landlord a lien and security interest on all of Tenant’s Property now or hereafter placed in or upon the Premises, and such Tenant’s Property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. The provisions of this paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida so that Landlord shall have and may enforce a security interest on all of Tenant’s Property now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord’s liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute UCC-1 financing statements for filing with the Secretary of State of the State of Florida and for recording in the public records of Hillsborough County, Florida to perfect such security interest, and Tenant hereby appoints Landlord as its attorney-in-fact to execute any such financing statement or continuation thereof Landlord deems prudent to perfect the security interest granted hereby if Tenant does not timely execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter require in order to protect or further perfect Landlord’s security interest. Notwithstanding the foregoing, Landlord hereby subordinates the foregoing grant of lien and any such statutory or common law lien to the right of Tenant’s senior secured lenders. Landlord shall execute such instruments as Tenant may reasonably request from time to time acknowledging: (i) the foregoing subordination and right of lien holders or secured parties to maintain liens on or security interests in Tenant’s Property superior to any claim and interest of Landlord; and (ii) the right of the lien holders or secured parties to remove any and all of Tenant’s Property in the event of default in the instrument creating the lien or security interest, but without any liability for diminution in value of the Premises caused by the absence of Tenant’s Property so removed and without any necessity for replacing the same.

39

58.	WAIVERS BY TENANT

Tenant expressly waives all of the following: (a) the requirement under Chapter 83.12 of the Florida Statutes that the plaintiff in his distress for rent action file a bond payable to the tenant in at least double the sum demanded by the plaintiff, it being understood that no bond shall be required in any such action; (b) the right of Tenant under Chapter 83.14 of the Florida Statutes to replevy distrained property; and (c) any rights it may have in the selection of venue in the event of suit by or against Landlord, it being understood that the venue of such suit shall be in Hillsborough County, Florida.

59.	MOLD

Because mold spores are present essentially everywhere and mold can grow in almost any moist location, Tenant acknowledges the necessity of adopting and enforcing good housekeeping practices, ventilation and vigilant moisture control within the Premises (particularly in kitchen areas, janitorial closets, bathrooms, in and around water fountains and other exterior plumbing facilities and fixtures, break rooms, and in and around outside walls, and in and around HVAC systems and associated drains located within the Premises, if any) for the prevention of mold (such measures, “Mold Prevention Practices”). Tenant will, at its sole cost and expense, keep and maintain the Premises in good order and condition in accordance with the Mold Prevention Practices and acknowledges that the control of moisture, and prevention of mold within the Premises, is integral to is obligations under the Lease. Tenant, at its sole cost and expense, shall:

(i). Regularly monitor the Premises for the presence of mold and any conditions that reasonably can be expected to give rise to or be attributed to mold or fungus including, but not limited to, observed or suspected instances of water damage, condensation, seepage, leaks or any other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”); and

(ii). Immediately notify Landlord in writing if it observes, suspects, has reason to believe or should know of mold or Mold Conditions in, at, or about Premises or a surrounding area.

Mold Inspection. In the event of suspected mold or Mold Conditions in, at, or about the Premises and surrounding areas, Landlord may cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present in, at, or about the Premises.

40

60.	PATRIOT ACT REPRESENTATIONS

Landlord and Tenant each represents and warrants to the other that: (i) they are not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specially Designated National and Blocked Person, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and (ii) they are not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.

61.	RENEWAL OPTION (WITH FMV RENT)

(a) Exercise of Options. Provided Tenant is not in Default pursuant to any of the terms and conditions of this Lease, Tenant shall have the option (the “Option”) to renew this Lease for two (2) additional five (5) year periods (the “Option Period(s)”) for the period commencing on the date following the Expiration Date upon the terms and conditions contained in this Lease, except, as provided in this Paragraph 61. To exercise the Option, Tenant shall give Landlord notice (the “Extension Notice”) of the intent to exercise said Option not less than six (6) months prior to the date on which the Option Period which is the subject of the notice will commence. The notice shall be given as provided in Paragraph 33 hereof.

(b) Determination of Base Rent. The Base Rent for the Option Period (the “Applicable Market Rate”) shall: (A) be what a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would determine as Base Rent (including initial monthly rent and rental increases) for the Option Period, as of the commencement of the Option Period, taking into consideration the rent structure and applicable base year as well as the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent during the twelve (12) month period prior to the commencement of the Option Period for comparable buildings located in the Northwest submarket of the Tampa, Florida commercial office market. The Applicable Market Rate shall be determined as follows:

(i) Landlord will tender notice to Tenant within twenty (20) days of its receipt of Tenant’s Extension Notice of its proposed Based Rent for the Option Period, based on the Applicable Market Rate, and Landlord and Tenant shall have twenty (20) days following the date of Landlord’s notice within which to agree on the Base Rent proposed by Landlord or to otherwise agree upon the Applicable Market Rate for the Premises as of the commencement date of the Option Period, as defined in subparagraph (ii) below. If they agree on the Base Rent within twenty (20) days, they will amend this Lease by stating the Base Rent.

(ii) If Landlord and Tenant are unable to agree on the Base Rent for the Option Period within twenty (20) days of delivery of Landlord’s notice, then the binding appraisal process set forth in subparagraph (iii) herein below shall be commenced.

(iii) Within ten (10) business days after the expiration of the twenty (20) day period set forth in subparagraph (ii) above, Landlord and Tenant shall each appoint one licensed real estate appraiser, and the two appraisers so appointed shall jointly attempt to determine and agree upon the Applicable Market Rate for the Premises. If they are unable to agree, then each appraiser so appointed shall set one value, and notify the other appraiser, of the value set by him or her, concurrently with such appraiser’s receipt of the value set by the other appraiser. The two appraisers then shall, together, select a third licensed appraiser, who shall make a determination of the Applicable Market Rate for the Premises, after reviewing the reports of the first two appraisers appointed by the parties, and after doing such independent research as he/she deems appropriate. The Applicable Market Rate for the Premises, as determined by the third appraiser shall be the then fair market rental value of the Premises, and Landlord and Tenant shall be bound to such determination.

In the event Tenant shall exercise the Option (whether the Base Rent is established by agreement between Landlord or Tenant or through the use of the binding appraisal process described hereinabove), this Lease will terminate in its entirety at the end of the Option Periods provided by this Lease, and Tenant will have no further Options to renew or extend the Term of this Lease.

41

62.	RIGHT OF FIRST OFFER

(a) Subject to the rights, as of the Lease Date of this Lease, of any other tenants in the Building, prior to execution of a lease for all or any portion of any space on the second (2nd) floor of the Building (the “First Offer Space”), during the Term of this Lease, and so long as Tenant is not then in Default under this Lease, Landlord will notify Tenant of the economic terms, including but not limited to the Base Rent, operating expense base year, and any tenant improvement allowance (collectively, the “Economic Terms”), on which Landlord has agreed to lease the First Offer Space to another potential tenant.

(b) If within seven (7) business days after receipt of Landlord’s notice, Tenant agrees in writing to lease the First Offer Space upon the Economic Terms set forth in Landlord’s notice, Landlord and Tenant will execute an amendment to this Lease adding the First Offer Space to the Premises within thirty (30) days after Landlord’s receipt of Tenant’s notice of intent to lease upon the same terms as this Lease, including the remaining Term and any remaining Option Periods, but, with regard to the First Offer Space, as may otherwise be modified by the Economic Terms in Landlord’s notice. If Tenant does not deliver its notice of intent to lease the First Offer Space or elects not to lease the First Offer Space within such 7-business day period, then this right of first offer to lease the First Offer Space will lapse and be of no further effect, and Landlord will have the right to lease the First Offer Space to any third party on the same Economic Terms.

63.	COUNTERPARTS

This Lease may be executed in multiple counterparts, and notwithstanding that all of the parties do not execute the same counterpart, each executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same Lease binding all of the parties hereto. Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this Lease to physically form one document. Electronic or facsimile copies of this Lease fully executed shall be deemed an original for all purposes, and the parties hereto waive the “best evidence” rule or any similar law or rule in any proceeding in which this Lease shall be presented as evidence.

SIGNATURES ON THE FOLLOWING PAGE

42

LANDLORD:

4602 North Armenia Ave, LLC,
a Florida limited liability company

By:	/s/ Peter Politis

Name:	Peter Politis

Title:	Authorized Member

TENANT:

INVO Centers LLC,
a Delaware limited liability company

By:	/s/ Chris Myer

Name:	Chris Myer

Title:	President

43

EXHIBIT A

DIAGRAM OF THE PREMISES

EXHIBIT B

TENANT IMPROVEMENTS

WORK LETTER

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the lease of which this Work Letter is a part. “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1 ALLOWANCE.

1.1 Allowances. Tenant shall be entitled to a one-time tenant improvement allowance (the “Allowance”) in the amount of $361,550.00 ($70.00 per square foot) to be applied toward the Allowance Items (defined in Section 1.2 below), as well as a separate allowance for a space plan test fit, prepared by the Architect, not to exceed $1,291.25 ($0.25 per square foot). Tenant shall be responsible for all costs associated with the Tenant Improvement Work, including the costs of the Allowance Items, to the extent such costs exceed the lesser of (a) the Allowance, or (b) the aggregate amount that Landlord is required to disburse for such purpose pursuant to this Work Letter. Notwithstanding any contrary provision of this Agreement, if Tenant fails to use the entire Allowance within one (1) year following the Commencement Date, the unused amount shall revert to Landlord and Tenant shall have no further rights with respect thereto.

1.2 Disbursement. Except as otherwise provided in this Work Letter (including the separate space plan test fit allowance), the Allowance shall be disbursed by Landlord only for the following items (the “Allowance Items”): (a) the fees of the Architect (defined in Section 2.1 below) and the Engineers (defined in Section 2.1 below); (b) plan-check, permit and license fees relating to performance of the Tenant Improvement Work; (c) the cost of performing the Tenant Improvement Work, including testing and inspection costs, hoisting and trash removal costs, and contractors’ fees and general conditions; (d) the cost of any change to the base, shell or core of the Premises or Building required by the Plans (defined in Section 2.1 below) (including if such change is due to the fact that such work is prepared on an unoccupied basis), including all direct architectural and/or engineering fees and expenses incurred in connection therewith; (e) the cost of any change to the Plans or Tenant Improvement Work required by Law; (f) the Landlord Supervision Fee (defined in Section 3.2.2 below); (g) sales and use taxes; and (h) all other costs expended by Landlord in connection with the performance of the Tenant Improvement Work.

2 PLANS AND PRICING.

2.1 Selection of Architect. Landlord shall retain the architect/space planner (the “Architect”) and the engineering consultants (the “Engineers”) of Tenant’s choice, and reasonably acceptable to, and approved by, Landlord, to prepare all architectural plans for the Premises and all engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety, and sprinkler work in the Premises. The plans and drawings to be prepared by the Architect and the Engineers shall be referred to in this Work Letter as the “Plans.” Tenant shall be responsible for ensuring that all elements of the design of the Plans are suitable for Tenant’s use of the Premises, and neither the preparation of the Plans by the Architect or the Engineers nor Landlord’s approval of the Plans shall relieve Tenant from such responsibility. Landlord shall cause the Architect and the Engineers to use the Required Level of Care (defined below) to cause the Plans to comply with Law; provided, however, that Tenant, not Landlord, shall be responsible for any violation of Law by the Plans resulting from Tenant’s use of the Premises for other than general medical office purposes. As used herein, “Required Level of Care” means the level of care that reputable architects and engineers use, pursuant to all applicable legal and professional standards, to cause drawings and specifications to comply with Law where such drawings and specifications are prepared for spaces in buildings comparable in quality to the Building.

2.2 Initial Programming Information. Tenant shall deliver to Landlord, in writing, all information necessary in the judgment of Landlord, the Architect and the Engineers for the preparation of a conceptual space plan for the Premises (a “Space Plan”), including layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, the number and sizes of workstations, number and size of kitchen, copy, reception and storage areas (collectively, the “Initial Programming Information”). The Initial Programming Information shall be consistent with Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building (collectively, the “Landlord Requirements”) and shall otherwise be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Initial Programming Information within five (5) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement. If Landlord disapproves the Initial Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Initial Programming Information, Tenant shall modify the Initial Programming Information and resubmit it for Landlord’s review and approval. Such procedure shall be repeated as necessary until Landlord has approved the Initial Programming Information.

2.3 Space Plan. After approving the Initial Programming Information, Landlord shall cause the Architect to prepare and deliver to Tenant a Space Plan that conforms to the Initial Programming Information. Such preparation and delivery shall occur within twenty (20) business days after the later of Landlord’s approval of the Initial Programming Information or the mutual execution and delivery of this Agreement. Tenant shall approve or disapprove the Space Plan by notice to Landlord. If Tenant disapproves the Space Plan, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Space Plan. After receiving such notice of disapproval, Landlord shall cause the Architect to revise the Space Plan, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect to make any revision to the Space Plan that is inconsistent with the Landlord Requirements or that Landlord otherwise reasonably disapproves), and resubmit the Space Plan to Tenant for its approval. Such revision and resubmission shall occur within ten (10) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than twenty (20) business days after the later of such receipt or such execution and delivery) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Space Plan.

2.4 Additional Programming Information. After approving the Space Plan, Tenant shall deliver to Landlord, in writing, all information that, together with the Space Plan, is necessary in the judgment of Landlord, the Architect and the Engineers to complete the architectural, engineering and final architectural working drawings for the Premises in a form that is sufficient to enable subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvement Work (the “Construction Drawings”), including electrical requirements, telephone requirements, special HVAC requirements, plumbing requirements, and all interior and special finishes (collectively, the “Additional Programming Information”). The Additional Programming Information shall be consistent with the Landlord Requirements and shall otherwise be subject to Landlord’s reasonable approval. Landlord shall provide Tenant with notice approving or reasonably disapproving the Additional Programming Information within ten (10) business days after the later of Landlord’s receipt thereof or the mutual execution and delivery of this Agreement. If Landlord disapproves the Additional Programming Information, Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections. If Landlord disapproves the Additional Programming Information, Tenant shall modify the Additional Programming Information and resubmit it for Landlord’s review and approval. Such procedure shall be repeated as necessary until Landlord has approved the Additional Programming Information. If requested by Tenant, Landlord, in its sole and absolute discretion, may assist Tenant, or cause the Architect and/or the Engineers to assist Tenant, in preparing all or a portion of the Additional Programming Information; provided, however, that, whether or not the Additional Programming Information is prepared with such assistance, Tenant shall be solely responsible for the timely preparation and delivery of the Additional Programming Information and for all elements thereof and, subject to Section 1 above, all costs relating thereto.

2.5 Construction Drawings. After approving the Additional Programming Information, Landlord shall cause the Architect and the Engineers to prepare and deliver to Tenant Construction Drawings that conform to the approved Space Plan and the approved Additional Programming Information. Such preparation and delivery shall occur within forty-five (45) business days after the later of Landlord’s approval of the Additional Programming Information or the mutual execution and delivery of this Agreement. Tenant shall approve or disapprove the Construction Drawings by notice to Landlord. If Tenant disapproves the Construction Drawings, Tenant’s notice of disapproval shall specify any revisions Tenant desires in the Construction Drawings. After receiving such notice of disapproval, Landlord shall cause the Architect and/or the Engineers to revise the Construction Drawings, taking into account the reasons for Tenant’s disapproval (provided, however, that Landlord shall not be required to cause the Architect or the Engineers to make any revision to the Construction Drawings that is inconsistent with the Landlord Requirements or that Landlord otherwise reasonably disapproves), and resubmit the Construction Drawings to Tenant for its approval. Such revision and resubmission shall occur within ten (10) business days after the later of Landlord’s receipt of Tenant’s notice of disapproval or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than fifteen (15) business days after the later of such receipt or such mutual execution and delivery) if such revision is material. Such procedure shall be repeated as necessary until Tenant has approved the Construction Drawings. The Construction Drawings approved by Landlord and Tenant are referred to in this Work Letter as the “Approved Construction Drawings”.

2.6 Construction Pricing. Within twenty (20) business days after the Approved Construction Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with Landlord’s reasonable estimate (the “Construction Pricing Proposal”) of the cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings. Tenant shall provide Landlord with notice approving or disapproving the Construction Pricing Proposal. If Tenant disapproves the Construction Pricing Proposal, Tenant’s notice of disapproval shall be accompanied by proposed revisions to the Approved Construction Drawings that Tenant requests in order to resolve its objections to the Construction Pricing Proposal, and Landlord shall respond as required under Section 2.7 below. Such procedure shall be repeated as necessary until the Construction Pricing Proposal is approved by Tenant. Upon Tenant’s approval of the Construction Pricing Proposal, Landlord may purchase the items set forth in the Construction Pricing Proposal and commence construction relating to such items.

2.7 Revisions to Approved Construction Drawings. If Tenant requests any revision to the Approved Construction Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall have such revision made and delivered to Tenant, together with notice of any resulting change in the most recent Construction Pricing Proposal, if any, within ten (10) business days after the later of Landlord’s receipt of such request or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than fifteen (15) business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one (1) business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Landlord shall not revise the Approved Construction Drawings without Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed.

2.8 Time Deadlines. Landlord and Tenant shall use their best efforts to cooperate with each other and the Architect, Engineers and other consultants to complete all phases of the Plans, approve the Construction Pricing Proposal and obtain the permits for the Tenant Improvement Work as soon as possible after the execution of this Agreement, and Tenant and Landlord shall meet with each other, in accordance with a schedule reasonably determined by Landlord, to discuss the parties’ progress. Without limiting the foregoing, Tenant shall approve the Construction Pricing Proposal pursuant to Section 2.6 above on or before Tenant’s Approval Deadline (defined below). As used in this Work Letter, “Tenant’s Approval Deadline” means 10 days from Tenant’s receipt of the Construction Pricing Proposal from Landlord provided, however, that Tenant’s Approval Deadline shall be extended by one day for each day, if any, by which Tenant’s approval of the Construction Pricing Proposal pursuant to Section 2.6 above is delayed by any failure of Landlord to perform its obligations under this Section 2.

3 CONSTRUCTION.

3.1 Contractor. A contractor designated by Tenant, and reasonably acceptable to, and approved by, Landlord (the “Contractor”) shall perform the Tenant Improvement Work. In addition, Tenant may select and Landlord may reasonably approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2 Construction.

3.2.1 Over-Allowance Amount. If the Construction Pricing Proposal exceeds the Allowance, then, concurrently with its delivery to Landlord of approval of the Construction Pricing Proposal, Tenant shall deliver to Landlord cash in the amount of such excess (the “Over-Allowance Amount”) at such time as the work is performed and invoiced to Landlord and approved by Tenant. Any Over-Allowance Amount shall be disbursed by Landlord after the Allowance and pursuant to the same procedure as the Allowance. After the Construction Pricing Proposal is approved by Tenant, if any revision is made to the Approved Construction Drawings or the Tenant Improvement Work that increases the Construction Pricing Proposal, or if the Construction Pricing Proposal is otherwise increased to reflect the actual cost of all Allowance Items to be incurred by Tenant in connection with the performance of the Tenant Improvement Work pursuant to the Approved Construction Drawings, then Tenant shall deliver any resulting Over-Allowance Amount (or any resulting increase in the Over-Allowance Amount) to Landlord within ten (10) days after Landlord’s request.

3.2.2 Landlord’s Retention of Contractor. Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

3.2.3 Contractor’s Warranties. Tenant waives all claims against Landlord relating to any defects in the Tenant Improvements; provided, however, that if, within one (1) year after the Tenant Improvement Work is Substantially Completed (defined in Section 4 below), Tenant provides notice to Landlord of any defect in the Tenant Improvements, then Landlord shall, at its option, either (a) assign to Tenant any right Landlord may have under the Construction Contract (defined below), to the extent assignable, to require the Contractor to correct, or pay for the correction of, such defect, or (b) at Landlord’s expense, use reasonable efforts to enforce such right directly against the Contractor for Tenant’s benefit. As used in this Work Letter, “Construction Contract” means the construction contract between Landlord and the Contractor pursuant to which the Tenant Improvements will be constructed.

4 COMPLETION.

4.1 Substantial Completion. For purposes of this Agreement, and subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “Substantially Completed” upon: (i) the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises and would customarily constitute a “punch list” item; and (ii) approval by the appropriate governmental agency as being in accordance with its building code and the building permit issued for such improvements, as evidenced by the issuance of a final building inspection approval and occupancy permit, if applicable.

4.2 Tenant Delay. If the Tenant Improvement Work is not Substantially Completed due to delay (a “Tenant Delay”) resulting (a) any failure of Tenant to approve the Construction Pricing Proposal pursuant to Section 2.6 above on or before Tenant’s Approval Deadline; (b) Tenant’s failure to timely approve any matter requiring Tenant’s approval; (c) any breach by Tenant of this Work Letter or the Lease; (d) any request by Tenant for a revision to the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to perform its obligations under Section 2.7 above); (e) Tenant’s requirement for materials, components, finishes or improvements that are not available in a commercially reasonable time given the anticipated date the Tenant Improvement Work is to be Substantially Completed as set forth in this Agreement; (f) any change to the base, shell or core of the Premises or Building required by the Approved Construction Drawings; or (g) any other act or omission of Tenant or any of its agents, employees or representatives, then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvement Work is actually Substantially Completed, the Tenant Improvement Work shall be deemed to be Substantially Completed on the date on which the Tenant Improvement Work would have been Substantially Completed but for the Tenant Delay Days.

5 MISCELLANEOUS. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under the Lease before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

EXHIBIT C

COMMENCEMENT AND EXPIRATION DATE MEMORANDUM

LANDLORD:	4602 North Armenia Ave, LLC
a Florida limited liability company

TENANT:	INVO Centers LLC
a Delaware limited liability company

LEASE DATE:

PREMISES:	4602 North Armenia Avenue, Ste 200
Tampa, Florida 33603

Tenant hereby accepts the Premises as being in the condition required under the Lease, with all Tenant Improvements completed (except for minor punch list items which Landlord agrees to complete).

The Commencement Date of the Lease is hereby established as , and the Expiration Date is , .

The Premises square footage is hereby confirmed as _____________ rentable square feet, measured in accordance with current Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017) standards.

The Base Rent is hereby recalculated as follows based on the foregoing square footage:

Months	PSF	Per Month	Per Year
1-4	$0.00	$0.00	$0.00
5-12	$27.00
13-24	$27.68
25-36	$28.37
37-48	$29.08
49-60	$29.80
61-72	$30.55
73 - 84	$31.31
85-96	$32.09
97-108	$32.90
109-120	$33.72
121-124	$34.56

Payment of Rent shall commence on _____________, _______

LANDLORD:	4602 North Armenia Ave, LLC
a Florida limited liability company

By:

Print Name:

Its:

TENANT:	INVO Centers LLC
a Delaware limited liability company

By:

Print Name:

Its:

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Real Property.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord or, at Tenant’s option, obtained by Tenant at Tenant’s expense.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. The foregoing sentence shall not be applicable to floors of the Building that are entirely contained within the Premises.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Real Property during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. All moving activity into or out of the Building and all construction activity shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

6. The requirements of Tenant will be attended to only upon application at the management office for the Real Property or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. Tenant shall not disturb, solicit, or canvass any occupant of the Real Property and shall cooperate with Landlord and its agents of Landlord to prevent the same.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

10. Except for one vending machine intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11. Tenant shall not use or keep in or on the Premises, the Building, or the Real Property any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not bring, or permit any of its employees or agents to bring, any hazardous or toxic materials, firearms, ammunition or other weapons, or any other materials or substances that might pose a health or safety risk, upon the Premises, the Building or the Real Property.

12. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Real Property by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein. Landlord shall have the right to prohibit the smoking of any tobacco products in the Building, including the Premises, and may, without any obligation to do so, designate exclusive areas for the smoking of tobacco products.

14. Tenant shall not bring into or keep within the Real Property, the Building or the Premises any animals, birds, bicycles or other vehicles, other than seeing-eye dogs assisting the visually-impaired.

15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

16. Landlord will approve where and how telephone and telecommunication wiring and cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17. Landlord reserves the right to exclude or expel from the Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any common areas of the Building for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or the common areas of the Building.

24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord.

26. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Without the written consent of Landlord, Tenant shall not use the name or a likeness of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, and the Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein, provided that any such modifications to the Rules and Regulations shall not be binding upon Tenant until Landlord has delivered a copy of same to Tenant. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Real Property, provided however that Landlord shall not unreasonably discriminate in enforcing the Rules and Regulations against Tenant. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

EXHIBIT E

FORM OF LENDER APPROVED ESTOPPEL

Project:

TENANT ESTOPPEL CERTIFICATE

TENANT:
LEASE dated:
Amendments dated:
Premises Size (sq. ft.):
Monthly fixed rent:	$
Rent paid through (date):
Lease Term:
Commencement Date:
Expiration Date:

As of the date hereof, the undersigned Tenant under the above-referenced Lease, certifies to __________________________, its subsidiaries and their successors and/or assigns (“Lender”) as follows with respect to the Lease:

1.	The Lease is the only lease affecting said premises and has not been amended, modified, changed, altered or supplemented, except as shown above. The above information is true and correct.

2.	The Lease is in full force and effect and that there are no defaults thereunder or any conditions which with only the passage of time or giving of notice or both would become a default under the terms of said Lease.

3.	The monthly fixed rent shown above has been paid through the date shown above.

4.	No rents have been prepaid except as provided by said Lease, but in no event have rents been paid more than thirty (30) days in advance and that there are no offsets or credits against future accruing rents.

5.	Tenant is open and operating and in full and complete possession of the premises demised pursuant to the terms of said Lease. The demised premises, including all improvements, common areas and parking areas, as constructed, satisfy the requirements of said Lease and have been accepted and approved in all respects by Tenant.

6.	All duties of an inducement nature and all inducement clauses have been fulfilled by Landlord.

7.	Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of said Lease or of the rents secured therein, except to Lender.

8.	In the event that Lender shall succeed to title by foreclosure or deed in lieu of foreclosure, no claim shall be asserted against Lender for the return of any security deposit paid by Tenant unless Lender shall have received the amount of said security deposit at the time it acquires title.

9.	Anything in the Lease to the contrary notwithstanding, Tenant agrees that it will not terminate the Lease or withhold any rents due hereunder because of Landlord’s default in the performance thereof until Tenant has first given written notice to Landlord and to Lender specifying the nature of any such default by Landlord and allowing Landlord and Lender, or either of them, thirty days after date of such notice to cure such default, or a reasonable period of time in addition thereto if circumstances are such that said default cannot be reasonably cured within said thirty day period.

10.	The Lease shall not be cancelled, surrendered or merged in the ownership of the fee of said premises except as specifically provided by the terms of the Lease.

11.	Tenant agrees, any provision of the Lease to the contrary notwithstanding, that Landlord may disclose to Lender any information disclosed to Landlord pursuant to the lease terms concerning gross sales, receipts, percentage rent and the like.

12.	Tenant acknowledges that the address to which notices shall be given to Lender is P. O. Box 2606, Birmingham, AL 35202, Attention: Investment Department.

The undersigned understands and acknowledges that Lender will rely on this Certificate in acquiring or making a mortgage loan to Landlord and that in connection with said loan, Landlord’s interest in the Lease is being assigned to Lender as additional security for the Loan.

TENANT:

By:

Name:

Title:

Date: